SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – October 27, 2006

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

Directors at Lockheed Martin Corporation receive annual compensation in the form of a combination of equity and cash. Each director also has the option to defer all cash compensation and be credited with earnings as though the compensation had been invested in common stock. The Corporation’s Chairman, President and Chief Executive Officer serves on the Board of Directors but is not separately compensated for his service as a director.

On October 27, 2006, as part of an annual review of director compensation, the Board of Directors approved an increase in the cash compensation to be paid to non-employee directors to $110,000 per annum (from $90,000 per annum previously). The increase is effective November 1, 2006 and will be prorated for the months of November and December 2006. Lockheed Martin pays non-employee directors on a quarterly basis, except that any non-employee director who is elected or who retires at any time of the year will be paid an amount prorated to reflect the portion of the year during which the individual serves as a director.

The Board of Directors also approved an amendment to the Lockheed Martin Directors Equity Plan to provide for the annual grant of equity-based awards with a fair market value on the date of grant of $110,000 (from $90,000 per annum previously). The amendment is effective on January 1, 2007. The Lockheed Martin Directors Equity Plan, as amended and restated effective January 1, 2007, is filed as Exhibit 10.1 to this report.

The Board of Directors determined to keep the fees paid to committee chairman at current levels. Effective November 1, 2006, the Chairman of the Classified Business Review Committee will receive an annual retainer of $12,500, which is the same level as the annual retainer paid to the non-employee Chairmen of each of the Board’s other standing committees (except for the Audit Committee Chairman). The Chairman of the Audit Committee receives an annual retainer of $20,000. The Corporation pays the committee chairman fees on a quarterly basis.

The Board of Directors also amended the Lockheed Martin Corporation Directors Deferred Compensation Plan, effective October 27, 2006 (the “Deferred Plan”), to allow directors to make or change future contributions to an investment account without requiring that the current balance of the account be transferred from the current investment election. A copy of the Deferred Plan is filed as Exhibit 10.2 to this report.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
10.1	Lockheed Martin Directors Equity Plan, as amended and restated effective January 1, 2007.

10.2	Lockheed Martin Corporation Directors Deferred Compensation Plan, as amended and restated effective October 27, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

By:	/s/ David A. Dedman
David A. Dedman
Associate General Counsel

November 2, 2006

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